                           OFFER TO PURCHASE FOR CASH
                           ALL SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                              PRIMARK CORPORATION

                                       AT

                              $38.00 NET PER SHARE

                                       BY
                        MARQUEE ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                            THE THOMSON CORPORATION
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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
               TIME, ON WEDNESDAY, JULY 12, 2000, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated June 14, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Marquee Acquisition Corporation, a Michigan corporation ("Purchaser") and an indirect wholly owned subsidiary of The Thomson Corporation, a corporation organized under the laws of Ontario, Canada ("Thomson"), to purchase all outstanding shares of Common Stock, no par value per share (the "Shares"), of Primark Corporation, a Michigan corporation (the "Company"), at a price of $38.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer").

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The tender price is $38.00 Share, net to you in cash, without interest thereon.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has determined that each of the Offer and the Merger (as defined in the Offer to Purchase) is fair to, and in the best interests of, the shareholders of the Company, and recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 5, 2000 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company and each Share owned by Thomson, the Purchaser or any other subsidiary of Thomson or of the Company and other than Shares, if any, held by shareholders who have not voted in favor of or consented to the Merger and who have delivered a written demand for appraisal of such Shares in accordance with the Michigan Business Corporation
Act) will be cancelled, extinguished and converted into the right to receive $38.00 in cash, without interest thereon.

    5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, July 12, 2000 unless the Offer is extended.

    6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least 51% of the Shares outstanding on a fully diluted basis. The Offer is also conditioned upon, among other things, the expiration or termination of any applicable antitrust waiting periods.

    7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Morgan Stanley & Co. Incorporated one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                              TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              PRIMARK CORPORATION
                                       BY
                        MARQUEE ACQUISITION CORPORATION
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY
                                       OF
                            THE THOMSON CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 14, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Marquee Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of The Thomson Corporation, a corporation organized under the laws of Ontario, Canada, to purchase any and all outstanding shares of Common Stock, no par value per share (the "Shares"), of Primark Corporation, a Michigan corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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  Number of Shares to be Tendered*: __________________________________________
                                                                       Shares

   Date:_____________________________________________________________________

                                   SIGN HERE

  ____________________________________________________________________________
   Signature(s)

   __________________________________________________________________________

   __________________________________________________________________________
   Please type or print name(s)

   __________________________________________________________________________

   __________________________________________________________________________
   Please type or print address

   __________________________________________________________________________
   Area Code and Telephone Number

   __________________________________________________________________________
   Taxpayer Identification or Social Security Number

   ------------------------------------

   * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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